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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc. Registration Statement on Form S-8 (No. 33-80844), Registration Statement on Form S-8 (No. 33-80846), Registration Statement on Form S-8 (No. 33-80848), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), and Registration Statement on Form S-3 (No. 33-86310) of our report dated February 12, 1997, on our audits of the consolidated financial statements of Vastar Resources, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
March 6, 1997